Exhibit 4.1

Social Detention, Inc.

3000 F Danville Blvd, Suite 145

Alamo, California 94507

http://www.sodetention.com

Company Direct: (925) 575-4433

SUBSCRIPTION AGREEMENT

Common Stock Shares 1 to 500,000,000

Subject to the terms and conditions of the shares of Common Stock Shares (the "Shares”) described in the Social Detention, Inc. Offering Circular dated June 20, 2020 (the "Offering"), I hereby subscribe to purchase the number of shares of Common Stock set forth below for a purchase price of $0.01 per share. Enclosed with this subscription agreement is my check (Online “E-Check” or Traditional Papery Check) or money order made payable to "Social Detention, Inc." evidencing $0.01 for each share of Common Stock Subscribed.

I understand that my subscription is conditioned upon acceptance by Social Detention, Inc. Company Managers and subject to additional conditions described in the Offering Circular. I further understand that Social Detention, Inc. Company Managers, in their sole discretion, may reject my subscription in whole or in part and may, without notice, allot to me a fewer number of shares of Common Stock that I have subscribed for. In the event the Offering is terminated, all subscription proceeds will be returned with such interest as may have been earned thereon.

I understand that when this subscription agreement is executed and delivered, it is irrevocable and binding to me. I further understand and agree that my right to purchase shares of Common Stock offered by the Company may be assigned or transferred to any third party without the express written consent of the Company.

I further certify, under penalties of perjury, that: (1) the taxpayer identification number shown on the signature page of this Offering Circular is my correct identification number; (2) I am not subject to backup withholding under the Internal Revenue Code because (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the instructions to Form W-9).

Subscription Agreement • Regulation A • Social Detention, Inc.

SUBSCRIPTION AGREEMENT (the “Agreement”) with the undersigned Purchaser for  ______________ Common Stock Shares of Social Detention, Inc., with a par value per share of $0.01, at a purchase price of $0.01 (ZERO DOLLARS AND ONE TENTH OF ONE CENT) per share (aggregate purchase price: $____________________).

Made __________________________________, by and between Social Detention, Inc., a Wyoming Corporation (the “Company”), and the Purchaser whose signature appears below on the signature line of this Agreement (the “Purchaser”).

W I T N E S E T H:

WHEREAS, the Company is offering for sale up to FIVE HUNDRED MILLION Common Stock Shares (the “Shares”) (such offering being referred to as the “Offering”).

NOW, THEREFORE, the Company and the Purchaser, in consideration of the mutual covenants contained herein and intending to be legally bound, do hereby agree as follows:

1. Purchase and Sale.   Subject to the terms and conditions hereof, the Company shall sell, and the Purchaser shall purchase, the number of Shares indicated above at the price so indicated.

2. Method of Subscription. The Purchaser is requested to complete and execute this agreement online or to print, execute and deliver two copies of this Agreement to the Company, at Social Detention, Inc., 3000 F Danville Blvd, Suite 145, Alamo, CA 94507, along with a check payable to the order of Social Detention, Inc. in the amount of the aggregate purchase price of the Shares subscribed (the “Funds”).  The Company reserves the right in its sole discretion, to accept or reject, in whole or in part, any and all subscriptions for Shares.

3. Subscription and Purchase. The Offering will begin on the effective date of the Offering Statement and continue until the Company has sold all of the Shares offered hereby or on such earlier date as the Company may close or terminate the Offering.

Any subscription for Shares received will be accepted or rejected by the Company within 30 days of receipt thereof or the termination date of this Offering, if earlier.  If any such subscription is accepted, in whole or part, the Company will promptly deliver or mail to the Purchaser (i) a fully executed counterpart of this Agreement, (ii) a certificate or certificates for the Shares being purchased, registered in the name of the Purchaser, and (iii) if the subscription has been accepted only in part, a refund of the Funds submitted for Shares not purchased.  Simultaneously with the delivery or mailing of the foregoing, the Funds deposited in payment for the Shares purchased will be released to the Company. If any such subscription is rejected by the Company, the Company will promptly return, without interest, the Funds submitted with such subscription to the subscriber.

4. Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents, warrants and agrees as follows:

(a) Prior to making the decision to enter into this Agreement and invest in the Shares subscribed, the Purchaser has received the Offering Statement. On the basis of the foregoing, the Purchaser acknowledges that the Purchaser processes sufficient information to understand the merits and risks associated with the investment in the Shares subscribed.  The Purchaser acknowledges that the Purchaser has not been given any information or representations concerning the Company or the Offering, other than as set forth in the Offering Statement, and if given or made, such information or representations have not been relied upon by the Purchaser in deciding to invest in the Shares subscribed.

(b)  The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares subscribed and the Purchaser believes that the Purchaser’s prior investment experience and knowledge of investments in low-priced securities (“penny stocks”) enables the Purchaser to make an informal decision with respect to an investment in the Shares subscribed.

(c)  The Shares subscribed are being acquired for the Purchaser’s own account and for the purposes of investment and not with a view to, or for the sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares.

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(d) The Purchaser’s overall commitment to investments is not disproportionate to his/her net worth, and his/her investment in the Shares subscribed will not cause such overall commitment to become excessive.

(e)  The Purchaser has adequate means of providing for his/her current needs and personal contingencies, and has no need for current income or liquidity in his/her investment in the Shares subscribed.

(f)  With respects to the tax aspects of the investment, the Purchaser will rely upon the advice of the Purchaser’s own tax advisors.

(g)  The Purchaser can withstand the loss of the Purchaser’s entire investment without suffering serious financial difficulties.

(h)  The Purchaser is aware that this investment involves a high degree of risk and that it is possible that his/her entire investment will be lost.

(i)  The Purchaser is a resident of the State set forth below the signature of the Purchaser on the last age of this Agreement.

5. Notices.  All notices, request, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class, postage prepaid, registered or certified mail, return receipt requested:

(a)    If to any holder of any of the Shares, addressed to such holder at the holder’s last address appearing on the books of the Company, or

(b)     If to the Company, addressed to the Social Detention, Inc., 3000 F Danville Blvd, Suite 145, Alamo, CA 94507, or such other address as the Company may specify by written notice to the Purchaser, and such notices or other communications shall for all purposes of this Agreement be treated as being effective on delivery, if delivered personally, or, if sent by mail, on the earlier of actual receipt or the third postal business day after the same has been deposited in a regularly maintained receptacle for the deposit of United States’ mail, addressed and postage prepaid as aforesaid.

6. Severability.   If any provision of this Subscription Agreement is determined to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict with such applicable law and shall be deemed modified to conform with such law.  Any provision of this Agreement that may be invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision of this Agreement, and to this extent the provisions of this Agreement shall be severable.

7. Parties in Interest.   This Agreement shall be binding upon and inure to the benefits of and be enforceable against the parties hereto and their respective successors or assigns, provided, however, that the Purchaser may not assign this Agreement or any rights or benefits hereunder.

8. Choice of Law.  This Agreement is made under the laws of the State of Colorado and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto.

9. Headings.  Sections and paragraph heading used in this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect the construction of this Agreement.

10. Execution in Counterparts.   This Agreement may be executed an any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

11. Survival of Representations and Warranties.  The representations and warranties of the Purchaser in and with respect to this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Shares and payment therefore.

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12.   Additional Information.    The Purchaser realizes that the Shares are offered hereby pursuant to exemptions from registration provided by Regulation A and the Securities Act of 1933.

THE PARTIES HERBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

In no event shall any party be liable for any incidental, consequential, punitive or special damages by reason of its breach of this Agreement. The liability, if any, of the Company and its Managers, Directors, Officers, Employees, Agents, Representatives, and Employees to the undersigned under this Agreement for claims, costs, damages, and expenses of any nature for which they are or may be legally liable, whether arising in negligence or other tort, contract, or otherwise, shall not exceed, in the aggregate the undersigned’s investment amount.

NOTICE: SUBSCRIBERS TO THIS OFFERING UNDERSTAND THAT THEY HAVE NOT WAIVED ANY RIGHT THAT THEY MAY HAVE UNDER ANY APPLICABLE FEDERAL SECURITIES LAWS.

IN WITNESSES WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

Social Detention, Inc.

By: ______________________________________________
Mr. Robert Legg, Chief Executive Officer

PURCHASER:

_____________________________________________
Signature of Purchaser

_________________________________________________
Name of Purchaser

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